                                                                   Exhibit 10.11

                                                     (domestic version, which is
                                                        the same in all material
                                                                 respects as the
                                                         international version)


                        KORN/FERRY EMPLOYMENT CONTRACT


                                    SAMPLE


          AGREEMENT dated (INSERT HIRE DATE)______________________, by and between KORN/FERRY INTERNATIONAL, a California corporation, (hereinafter called the "Corporation") and (INSERT EXECUTIVE'S NAME)______________________, (hereinafter called the "Executive").

                                  WITNESSETH:
                                  -----------

          In consideration of the mutual covenants contained herein, the parties agree as follows:

          FIRST:    The Corporation agrees to employ the Executive and the
          -----
Executive agrees to serve the Corporation, and any subsidiary or affiliate of the Corporation, in the capacity of Vice President, for the term of this agreement.

          SECOND:   The initial term of the Executive's employment under this
          ------
agreement shall be for the period commencing on, (INSERT HIRE DATE)_____________ and expiring on, (INSERT APRIL 30, AND WHATEVER IS THE CURRENT FISCAL YEAR, E.G. APRIL 30, 1999)_____________(unless sooner terminated as provided in this agreement) and thereafter Executive's employment hereunder shall automatically continue year to year for further successive terms of one year each (each ending on the next April 30th, each such year being referred to as an "extended year"), unless at least thirty (30) days prior to the end of the initial term or the
------
then current extended year, as the case may be, either party does not wish the employment of Executive under this agreement to be continued beyond the end of the initial term or then current extended year, as the case may be, in


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                                    SAMPLE

which event Executive's employment shall terminate at the end of such initial term or then current extended year.

          THIRD:    (A) The Executive shall devote his full time and efforts to
          -----
the business and affairs of the Corporation, its subsidiaries and affiliates and shall use his best efforts to promote the interests thereof. During the term of this agreement, the Executive shall not engage in any other business or business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; provided, however, that the Executive shall not be prevented from investing his assets in such form or manner as will not require any substantial amount of time or services on the part of the Executive in the operation of the affairs of the enterprises in which such investments are made.

                    (B) The Executive agrees to hold such offices in the Corporation and/or any subsidiary or affiliate of the Corporation to which, from time to time, he may be elected or appointed, without additional compensation. The Executive shall render such services to the Corporation and/or to any and all subsidiaries and affiliates of the Corporation at such times and at such places as shall from time to time be designated by the Board of Directors and/or the President of the Corporation.

                    (C) It is contemplated that the Executive shall perform his duties in such places as may be required. The Executive may be obliged, from time to time, and for reasonable periods of time, to travel in the performance of his duties. In such cases, the Corporation shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by him in connection with the performance of his services under this agreement, upon presentation of expense statements or vouchers and such other supporting information as it may from time

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                                    SAMPLE

to time request; provided, however, that the amount available for such travel and other expenses may be fixed in advance by the President.

          FOURTH: (A)  The Corporation shall compensate the Executive for the
          ------
services to be rendered by the Executive hereunder, including all services, if any, to be rendered as an officer and/or Director of the Corporation and/or any subsidiary or affiliate of the Corporation. During the initial term of the Executive's employment hereunder, such compensation shall be at the rate of (SALARY) per annum; during an extended year of the Executive's employment hereunder, such compensation shall be at the same rate per annum as was in effect during the prior extended year (or during the initial term in the case of the first such extended year). Corporation may, in its sole discretion, but shall not be obligated to increase Executive's rate of compensation in the course of Corporation's annual compensation review or otherwise by written agreement with Executive. The applicable compensation for the initial term and for each extended year (if any) shall be paid in equal (semi-) monthly installments.

                  (B) The Executive shall, in addition to his salary, be eligible to receive an annual bonus as may be approved by the Board of Directors, less income tax withholding and other customary employee deductions. In the event of termination of the Executive's employment under this Agreement, he shall be entitled only to such payment of the bonus as was approved by or pursuant to authority from the Board of Directors as of the date of termination.

                  (C) The Executive shall be eligible to participate in any group insurance, deferred compensation or other plan or program adopted by the Corporation for the benefit of its executive employees of similar stature of the Executive in accordance with the provisions of the respective plan or plans.

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                                    SAMPLE

                  (D) The Executive shall be entitled to twenty (20) days annual vacation, exclusive of sick leave and holidays recognized by the Corporation, which may be taken at such times as are consistent with good business practices.

          FIFTH:  (A)  The Executive acknowledges that (i) he holds a senior
          -----
management position with the Corporation, (ii) in such capacity he is responsible for carrying out procedures and methods by which the Corporation develops and conducts its business, (iii) he has access to the Corporation's clients, channels for developing clients and recruiting executives for employment, and other confidential information of the Corporation, (iv) he has direct substantial responsibility to maintain the Corporation's business relationship with clients of the Corporation whose affairs he handles, (v) it would be unfair to the Corporation if the Executive were to appropriate to himself or others the benefits of the Corporation's many years of developing such business relationships, especially when the Executive enjoys a relationship with a client of the Corporation as a result of his being introduced to the client's personnel as the representative of the Corporation, (vi) it would be unfair to the Corporation if the Executive were to appropriate to himself or others the benefits of the business, personnel and other confidential information which the Corporation has developed in the conduct of its business and (vii) it is therefore fair that reasonable restrictions should be placed on certain activities of the Executive after his employment with the Corporation terminates.

                  (B) The Executive agrees during his term of employment, except as necessary to carry on the business of the Corporation, and after the expiration of his employment, that he shall not, directly or indirectly, use

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                                    SAMPLE

or disclose to any person, firm or corporation, any candidate list, personal histories or resumes, employment information, business information, customer lists, business secrets, or any other information not generally known in the industry concerning the business or policies of the Corporation, including, but not limited to, the Corporation's list of clients or placement candidates.

                  (C) The Executive agrees that during the term of his employment hereunder, and for the two year period immediately subsequent to the expiration of his employment, he will not directly or indirectly (as owner, principal, agent, partner, officer, employee, independent contractor, consultant, stockholder or otherwise), (i) solicit or accept any executive search or placement assignment from, or otherwise attempt to provide services then provided by the Corporation to, any existing client of the Corporation or its subsidiaries or affiliates or any person who has been a client of the Corporation or its subsidiaries or affiliates during the proceeding two years,
(ii) solicit for employment or otherwise attempt to engage the services of any employee of the Corporation or its subsidiaries or affiliates. The term "client" as used in clause (C) (i) hereof shall mean only clients as to which the Executive, at any time during the three years preceding his termination of employment, contacted or engaged in activities on behalf of the Corporation.

                  (D) Nothing herein shall be deemed to prevent the Executive after termination of his employment, from engaging in business competitive to that of the Corporation provided the Executive does so without violating the above provisions which, among other matters, prohibit the Executive's utilizing the Corporation's confidential records, soliciting the

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                                    SAMPLE

Corporation's employees and soliciting the Corporation's clients as defined in clause (C) (i) hereof.

                  (E) The Executive recognizes and acknowledges that any breach of the foregoing subparagraphs FIFTH (B) and (C) would result in immeasurable and irreparable harm to the Corporation, and accordingly, agrees that in addition to, and not in lieu of, all other remedies available to the Corporation by reason of such breach, the Corporation shall be entitled to temporary and permanent injunctive relief to prevent the occurrence or continuation thereof.

          SIXTH:  (A)  The Executive's employment under this agreement shall
          -----
terminate upon the first to happen or occur of any of the following events or conditions:

          (1)  the death of the Executive;

          (2)  the permanent disability of the Executive; or

          (3) the Corporation's election to terminate the employment of the Executive upon notice to him if:

               (a) the Executive shall by reason of illness, physical or mental disability or other incapacity, fail to render the services provided for by this agreement for a period of sixty (60) consecutive days or for nonconsecutive periods aggregating more than one hundred twenty (120) days within any six month period, exclusive of Saturdays, Sundays, holidays or days on which the Executive was on vacation provided, however, that the Corporation shall have given the Executive such notice during his absence; or

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                                    SAMPLE

               (b) in the opinion of the Board of Directors of the Corporation, or a committee thereof, the Executive has breached any statutory or common law duty of loyalty to the Corporation, or has neglected those duties in such a manner as to meet reasonable standards of performance established by the Board of Directors or a committee thereof.

                    (B) All compensation shall cease to accrue upon termination of the Executive's employment.

                    (C) The Executive's employment hereunder may be terminated with cause by the Corporation in the event the Executive shall commit any act of fraud against the Corporation, or any criminal act. Any such act shall be deemed to be a breach of this agreement by the Executive.

          SEVENTH:  In the event that the Executive is unable, for any reason to
          -------
perform the duties required of him under this agreement for a period of thirty
(30) consecutive days, the Corporation shall have the right at its option to suspend payment of all forms of compensation provided for in paragraph FOURTH hereof from and after the expiration of such thirty (30) day period. Any such suspension shall not extend the term of employment hereunder nor shall the Executive be entitled to retroactive compensation for the period of such suspension.

          EIGHTH:   All notices, requests, demands and other communications
          ------
provided for by this agreement shall be in writing and shall be deemed to have been given at the time when mailed by any general or branch United States Post Office, by first class postage prepaid, certified or registered

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                                    SAMPLE

mail, return receipt requested, and addressed to the address of the respective party stated below or to such changed address as such party may have fixed by like notice similarly given:

          To the Corporation:      Korn/Ferry International
                                   Executive Offices
                                   237 Park Avenue
                                   New York, New York 10017

          To the Executive:        ___________________________

                                   ___________________________

                                   ___________________________

                                   ___________________________

provided, however, that any notice of change of address shall be deemed to have been given only upon receipt, or first attempted delivery by the post office.

          NINTH:       This agreement shall inure to the benefit of and be
          -----
binding upon the Corporation, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives, except that this agreement shall terminate upon the death of the Executive.

          TENTH:       This agreement sets forth the entire agreement and
          -----
understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any kind and every nature between them.

          ELEVENTH:    This agreement shall not be changed, modified or amended
          --------
except by a writing signed by the parties hereto.

          TWELFTH:     This agreement shall be governed by the laws of the State
          -------
of New York.

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                                    SAMPLE

          THIRTEENTH:  In the event that any provision of this agreement, or
          ----------
the application of any provision hereof, is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision, unless the provision held invalid shall substantially impair the benefit of the remaining portion of this agreement.

          FOURTEENTH:  This agreement may be executed in counterparts, each of
          ----------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this agreement has been executed by the parties in New York on the day and in the year first above written.



                                        KORN/FERRY INTERNATIONAL


                                        By:__________________________________
                                             Peter L. Dunn



                                        EXECUTIVE:



                                        _____________________________________


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